EXHIBIT 11
                                                                     PAGE 1 OF 2

                           COLGATE-PALMOLIVE COMPANY
                    COMPUTATION OF EARNINGS PER COMMON SHARE
            DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS (UNAUDITED)

                                                                      YEAR ENDED DECEMBER 31,
                                                                     --------------------------
                                                                      1995      1994      1993
                                                                     ------    ------    ------

PRIMARY
EARNINGS:
Income before changes in accounting...............................   $172.0    $580.2    $548.1
Deduct: Dividends on preferred shares.............................     21.6      21.6      21.6
                                                                     ------    ------    ------
Income applicable to common shares before cumulative effect on
  prior years of accounting changes...............................    150.4     558.6     526.5
Cumulative effect on prior years of accounting changes............     --        --      (358.2)
                                                                     ------    ------    ------
Net income applicable to common shares............................   $150.4    $558.6    $168.3
                                                                     ------    ------    ------
                                                                     ------    ------    ------
SHARES (IN MILLIONS):
Weighted average shares outstanding...............................    145.2     146.2     155.9
                                                                     ------    ------    ------
EARNINGS PER COMMON SHARE, PRIMARY:
Income before changes in accounting...............................   $ 1.04    $ 3.82    $ 3.38
Cumulative effect on prior years of accounting changes............     --        --       (2.30)
                                                                     ------    ------    ------
Net income per share..............................................   $ 1.04    $ 3.82    $ 1.08
                                                                     ------    ------    ------
                                                                     ------    ------    ------

                                                                      EXHIBIT 11
                                                                     PAGE 2 OF 2

                           COLGATE-PALMOLIVE COMPANY
                    COMPUTATION OF EARNINGS PER COMMON SHARE
            DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS (UNAUDITED)

                                                                      YEAR ENDED DECEMBER 31,
                                                                     --------------------------
                                                                      1995      1994      1993
                                                                     ------    ------    ------

ASSUMING FULL DILUTION
EARNINGS:
Income before changes in accounting...............................   $172.0    $580.2    $548.1
Deduct: Dividends on preferred shares.............................     21.6        .5        .5
Deduct: Replacement funding.......................................     --         7.8       9.5
                                                                     ------    ------    ------
Income applicable to common shares before cumulative effect on
  prior years of accounting changes...............................    150.4     571.9     538.1
Cumulative effect on prior years of accounting changes............     --        --      (358.2)
                                                                     ------    ------    ------
Net income applicable to common shares............................   $150.4    $571.9    $179.9
                                                                     ------    ------    ------
                                                                     ------    ------    ------
SHARES (IN MILLIONS):
Weighted average shares outstanding...............................    145.2     146.2     155.9
Add: Assumed exercise of options reduced by the number of shares
purchased with the proceeds.......................................      2.6       1.9       2.5
Add: Assumed conversion of Series B Convertible Preference
Stock.............................................................     --        12.2      12.4
                                                                     ------    ------    ------
Adjusted weighted average shares outstanding......................    147.8     160.3     170.8
                                                                     ------    ------    ------
                                                                     ------    ------    ------
EARNINGS PER COMMON SHARE, ASSUMING FULL DILUTION:
Income before changes in accounting...............................   $ 1.02    $ 3.56    $ 3.15
Cumulative effect on prior years of accounting changes............     --        --       (2.10)
                                                                     ------    ------    ------
Net income per share..............................................   $ 1.02    $ 3.56    $ 1.05
                                                                     ------    ------    ------
                                                                     ------    ------    ------

The calculation of fully diluted earnings per share excludes the effect of antidilutive securities for 1995.